EXHIBIT 10.1

RENEWAL AND MODIFICATION AGREEMENT

     This Renewal and Modification Agreement (this “Agreement”), effective as of April 24, 2009, is made by and among CMSF Corp., a California corporation (“Borrower”), US Special Opportunities Trust PLC (formerly BFS US Special Opportunities Trust PLC) (“USSO”), Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation (“Renn III”), Renaissance US Growth Investment Trust PLC, a public limited company registered in England and Wales (“RUSGIT”) (USSO, Renn III, and RUSGIT being individually referred to as a “Lender” and collectively as “Lenders”), and RENN Capital Group, Inc., a Texas corporation (“Agent”).

Borrower is indebted to the Lenders under the terms of the following documents:

·	6.00% Convertible Debenture, dated November 27, 2002, in the original principal amount of $1,000,000, payable to USSO;

·	6.00% Convertible Debenture, dated August 1, 2003, in the original principal amount of $750,000, payable to USSO;

·	Secured Subordinated Promissory Note, dated July 19, 2004, in the original principal amount of $250,000, payable to Renn III;

·	Secured Subordinated Promissory Note, dated July 19, 2004, in the original principal amount of $250,000, payable to RUSGIT;

·	Secured Subordinated Promissory Note, dated July 19, 2004, in the original principal amount of $250,000, payable to BFS;

·	Convertible Promissory Note, dated February 7, 2007, in the original principal amount of $100,000, payable to USSO; and

·	Convertible Promissory Note, dated February 7, 2007, in the original principal amount of $100,000, payable to RUSGIT.

·	Convertible Promissory Note, dated February 21, 2008, in the original principal amount of $50,000, payable to RUSGIT.

     All such documents, together with all previously existing renewals, modifications, amendments, or extensions thereof, are collectively referred to as the “Loan Documents.” The parties hereto wish to modify, renew and extend the maturity of the Loan Documents.

Accordingly, the parties hereto agree as follows:

1.     Modification. The Loan Documents are hereby modified and amended such that the maturity date set forth in each of the Loan Documents is changed so that payment of the unpaid principal, and all accrued and unpaid interest and any other charges, fees and payments due under the Loan Documents, shall be due and payable in full on September 30, 2009. The name of the Borrower has been changed to CMSF Corp.

2.     Effect of Agreement. Except as modified and amended pursuant to the terms of this Agreement, the Loan Documents shall remain in full force and effect in accordance with their respective terms.

3.     Reaffirmation of Loan. Borrower: (a) reaffirms the terms and provisions of, and its obligations under, the Loan Documents, as modified herein, and (b) confirms to Lenders all security interests and liens heretofore granted to secure payment and performance of the Loan Documents.

4.     No Claims or Defenses. Borrower confirms and acknowledges that it has no claims, offsets, counterclaims or defenses with respect to (i) the payment of the indebtedness described in the Loan Documents; (ii) the payment of any other sums due under the Loan Documents; (iii) the performance of any of Borrower’s obligations under the Loan Documents; or (iv) any liability under any of the Loan Documents.

5.     Fees and Expenses. Borrower shall pay to Lenders all of Lenders’ reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation attorneys’ fees of Lenders’ counsel, Haynes and Boone, LLP.

6.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Texas, without reference to conflict of law principles.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

BORROWER:
CMSF Corp.

By:
Stephen Crosson
Chief Executive Officer and Chief Financial Officer

LENDERS:
US Special Opportunities Trust PLC

By:
Russell Cleveland, President
RENN Capital Group, Inc., Investment Advisor

Renaissance Capital Growth & Income Fund III, Inc.

By:
Russell Cleveland, President

Renaissance US Growth Investment Trust PLC

By:
Russell Cleveland, President
AGENT: RENN Capital Group, Inc.
Investment Manager

RENN Capital Group, Inc.

By:
Russell Cleveland
President